        As filed with the Securities and Exchange Commission on August 8, 1997
                                                     Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        CONCENTRIC NETWORK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                           65-0257497
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR  ORGANIZATION)                         IDENTIFICATION NUMBER)

                        CONCENTRIC NETWORK CORPORATION
                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          INCENTIVE STOCK OPTION PLAN
            1995 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS
                               OPTION AGREEMENTS
                     AMENDED AND RESTATED 1996 STOCK PLAN
                                1997 STOCK PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN

                           (FULL TITLE OF THE PLAN)
                              MICHAEL F. ANTHOFER
                            CHIEF FINANCIAL OFFICER
                        CONCENTRIC NETWORK CORPORATION
                           10590 NORTH TANTAU AVENUE
                              CUPERTINO, CA 95014
                                (408) 342-2800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copy to:
                             DAVID J. SEGRE, ESQ.
                              VICTOR H. SIM, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300


     Approximate date of commencement of proposed sale to the public: as soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following line: __________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following line:      X
                                                           ----------


                        CALCULATION OF REGISTRATION FEE

================================================================================================================
      TITLE OF                     MAXIMUM               PROPOSED               PROPOSED            AMOUNT OF
     SECURITIES                     AMOUNT                MAXIMUM                MAXIMUM           REGISTRATION
       TO BE                        TO BE                OFFERING               AGGREGATE              FEE
     REGISTERED                   REGISTERED             PRICE PER               OFFERING
                                                           SHARE                  PRICE


Common Stock ,                  53,344 shares(1)       $12.45 (2)             $   664,132.80      $   201.26
  $0.001 par value
Common Stock ,                 344,296 shares(3)       $ 3.75 (2)             $ 1,291,110.00      $   391.25
  $0.001 par value
Common Stock ,                 536,249 shares(4)       $ 4.09 (2)             $ 2,193,258.41      $   664.63
  $0.001 par value..
Common Stock ,                 948,764 shares(5)       $ 6.40 (2)             $ 6,072,089.60      $ 1,840.03
  $0.001 par value..
Common Stock ,               1,500,000 shares(6)       $13.875 (7)            $20,812,500.00      $ 6,306.82
  $0.001 par value..
Common Stock ,                                         $11.800 (9)            $ 5,900,000.00      $ 1,787.88
  $0.001 par value..           500,000 shares(8)

      TOTAL:                 3,882,653 shares                                 $36,933,090.81      $11,191.87
================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into six sub-totals. This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the Incentive Stock Option Plan.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1995 Stock Incentive Plan for Employees and Consultants.

(4) This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under Option Agreements between the Company and certain optionholders.

(5) This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the Amended and Restated 1996 Stock Plan.

(6) This sub-total represents the number of shares authorized to be issued under the 1997 Stock Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as 1997. reported on the Nasdaq National Market on August 7,

(8) This sub-total represents the number of shares authorized to be issued under the 1997 Employee Stock Purchase Plan.

(9) Estimated in accordance with rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 7, 1997 because the price at which the the shares will be issued in the future is not currently determinable, pursuant to the 1997 Employee Stock Purchase Plan, which plan is incorporated by reference herein.

PROSPECTUS
----------


                         CONCENTRIC NETWORK CORPORATION

                        --------------------------------

                          INCENTIVE STOCK OPTION PLAN

                        --------------------------------



     This Prospectus relates to shares of common stock (the "Common Stock") of Concentric Network Corporation (the "Company") offered to key employees and other persons affiliated with the Company pursuant to options granted under the Company's Incentive Stock Option Plan (the "1993 Plan"). The terms and conditions of grants made pursuant to the 1993 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the1993 Plan and the agreements thereunder.

                          ---------------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                          ---------------------------


     The Company's executive offices are located at 10590 North Tantau Avenue, Cupertino, California 95014, and its telephone number at that location is (408) 342-2800.



             The date of this Prospectus is Friday, August 8, 1997
             -----------------------------------------------------

     This Prospectus contains information concerning the Company and the 1993 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the 1993 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1993 Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the 1993 Plan and its Administrator should be directed to the Chief Financial Officer, Concentric Network Corporation, 10590 North Tantau Avenue, Cupertino, CA 95014. The Company's telephone number is (408) 342-2800.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1993 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                         CONCENTRIC NETWORK CORPORATION

                          INCENTIVE STOCK OPTION PLAN


WHAT IS THE INCENTIVE STOCK OPTION PLAN?

     The Company's Incentive Stock Option Plan, (the "1993 Plan") was adopted by the Board of Directors and approved by shareholders in 1993 to enable key employees and other persons affiliated with the Company or any parent or subsidiary to own stock in the Company.

     The 1993 Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1993 Plan will expire by its own terms in the year 2004, unless terminated sooner by the Board of Directors of the Company.


HOW MANY SHARES OF STOCK ARE RESERVED FOR ISSUANCE UNDER THE 1993 PLAN?

     The Company has reserved a total of up to 666,666 shares of Common Stock for issuance under this 1993 Plan.

WHO ADMINISTERS THE 1993 PLAN?

     The 1993 Plan is administered by a Stock Option Committee (the "Administrator") which consists of three members of the Board of Directors of the Company (the "Board of Directors") who are appointed to the Administrator from time to time.

     The Administrator has final authority to interpret any provision of the 1993 Plan or any grant made under the 1993 Plan.


WHO IS ELIGIBLE TO PARTICIPATE IN THE OPTION 1993 PLAN?

     Employees of the Company, or any parent or subsidiary of the Company, are eligible to receive incentive stock options ("ISOs").


WHO SELECTS THE EMPLOYEES WHO RECEIVE GRANTS?

     The Administrator selects the employees who receive options under the 1993 Plan, and, subject to the provisions of the 1993 Plan, determines the terms of each such option.

WHAT IS A STOCK OPTION?

     An option is a right to buy stock in the future at a predetermined price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the"Code").

     Subject to the provisions of the 1993 Plan, the Administrator determines the term of each option, the number of shares subject to each option, and the time each option may be exercised. However, the term of an ISO may not exceed ten years from the date of grant.

     The Administrator also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. Under certain circumstances, the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant.

     No option may be exercised after termination of employment of the Optionee with the Company except as hereinafter provided. In the case of a termination for disability, the period for exercise of an option following termination generally will be three months. In the case of a termination for death, the period for exercise following termination generally will be twelve months. In no event may an option be exercised after the expiration of the original term of the option.

     The Administrator determines how an optionee may pay the exercise price of an option. The 1993 Plan specifically states the following as an acceptable form of consideration for the ISOs: cash and checks.


WHAT TERMS APPLY TO ALL OPTIONS?

     Written Agreements.  Options granted under the 1993 Plan are evidenced by a
     ------------------
written agreement between the Company and the employee.

     Rule 16b-3.    Awards granted to persons subject to Section 16 Insiders are
     ----------
subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

     Non-transferability of Options.  Subject to the discretion of the
     ------------------------------
Administrator, options granted under the 1993 Plan are generally non-transferable by the participant, other than by will or the laws of descent and distribution, and may generally be exercised during the lifetime of the participant only by him or her.

     Adjustment on Changes in Capitalization.  In the event any change, such as
     ---------------------------------------
a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the price of each option and in the number of shares subject to each option.

     Effect of Dissolution or Liquidation of the Company.  In the event of a
     ---------------------------------------------------
proposed dissolution or liquidation of the Company, the Administrator may, in its discretion, provide that all outstanding options will become vested and exercisable as to all shares subject to options, including shares as to which the options would not otherwise be vested or exercisable.

     Effect of Acquisition of the Company.  In the event of the merger of the
     ------------------------------------
Company with or into another corporation, the Administrator may, in its discretion, provide that all outstanding options will become vested and exercisable as to all shares subject to options, including shares as to which the options would not otherwise be vested or exercisable.

     Amendment and Termination.  The Board may amend, alter, suspend or
     -------------------------
discontinue the 1993 Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding option without the consent of the holder. To the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company must obtain shareholder approval of certain amendments to the 1993 Plan in the manner and to the degree required by such laws and regulations.

ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

   Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION


     The following is a brief summary of the effect of U.S. federal income tax laws upon options granted under the 1993 Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.


     THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

     Incentive Stock Options.  No taxable income is recognized by the optionee
     -----------------------
upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     If an option designated as an ISO first becomes exercisable in any calendar year for shares whose aggregate fair market value exceeds $100,000, the exercise of such excess shares will be treated for income tax purposes as having been acquired by the optionee pursuant to an NSO. For purposes of this rule,
(i) all ISOs granted by the Company to an optionee are aggregated, (ii) the fair market value of an option share is its value on the date of grant of the option, and (iii) options are taken into account in the order in which they are granted.

     Alternative Minimum Tax.  The exercise of an ISO granted under the 1993
     -----------------------
Plan may subject the optionee to the alternative minimum tax ("AMT") under
Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. See "Nonstatutory Stock Options," below.
Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exer-cising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

       If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.


          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1993 Plan.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-27241) and the exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934
          shall be deemed to be                 incorporated by reference in
          this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS



                         CONCENTRIC NETWORK CORPORATION

                               -----------------

            1995 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS

                               -----------------


     This Prospectus relates to shares of common stock (the "Common Stock") of Concentric Network Corporation (the "Company") offered to employees and consultants of the Company and its subsidiaries pursuant to options granted under the Company's 1995 Stock Incentive Plan for Employees and Consultants (the "1995 Plan"). The terms and conditions of grants made pursuant to the 1995 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the 1995 Plan and the agreements thereunder.

                               -----------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                               -----------------


     The Company's executive offices are located at 10590 North Tantau Avenue, Cupertino, California, 95014, and its telephone number at that location is (408) 342-2800.



             The date of this Prospectus is Friday, August 8, 1997
             -----------------------------------------------------

     This Prospectus contains information concerning the Company and the 1995 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the 1995 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1995 Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the 1995 Plan and its Administrator should be directed to the Chief Financial Officer, Concentric Network Corporation, 10590 North Tantau Avenue, Cupertino, CA 95014. The Company's telephone number is (408) 342-2800.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1995 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                         CONCENTRIC NETWORK CORPORATION

            1995 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS
                        (AS AMENDED FEBRUARY 21, 1996)



WHAT IS THE 1995 STOCK INCENTIVE PLAN FOR EMPLOYEES AND CONSULTANTS?

     The 1995 Plan was adopted by the Board of Directors (the "Board") and approved by shareholders in 1995 to enable employees and consultants of the Company and its subsidiaries to own stock in the Company and to take advantage of the tax benefits allowed by the Internal Revenue Code to employer stock option plans. An amendment decreasing the number of shares from 840,000 to 762,600 was approved by the Board of Directors in February 1996.

     The 1995 Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1995 Plan will expire by its own terms in the year 2005, unless terminated sooner by the Board of the Company.


HOW MANY SHARES OF STOCK ARE RESERVED FOR ISSUANCE UNDER THE 1995 PLAN?

     The Company has reserved a total of up to 762,600 shares of Common Stock for issuance under the 1995 Plan.


WHO ADMINISTERS THE 1995 PLAN?

     The 1995 Plan is administered by a Committee (the "Administrator") appointed by the Board, which committee is required, once the Company's Common Stock becomes publicly traded, to be constituted to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and applicable laws. The Administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to the option and the exercisability thereof, and the form of consideration payable upon exercise.


WHO IS ELIGIBLE TO PARTICIPATE IN THE 1995 PLAN?

     Employees and consultants of the Company, or any parent or subsidiary of the Company, are eligible to receive nonstatutory stock options ("NSOs").

     Only employees of the Company, or any parent or subsidiary of the Company, are eligible to receive incentive stock options ("ISOs").


WHO SELECTS THE EMPLOYEES AND CONSULTANTS WHO RECEIVE GRANTS?

     The Administrator selects the employees and consultants who receive options under the 1995 Plan. For purposes of the 1995 Plan, employees shall include officers and directors who are also employees of the Corporation or any Subsidiary.


WHAT TYPES OF GRANTS ARE PERMITTED UNDER THE 1995 PLAN?

     The 1995 Plan provides for the granting of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees, and for the granting of nonstatutory stock options ("NSOs"), stock appreciation rights ("SARs") and restricted stock awards ("RSAs") to employees and consultants. The "Tax Information" section summarizes the tax treatment of each of these grants.


WHAT IS A STOCK OPTION?

     An option is a right to buy stock in the future at a predetermined price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Code. NSOs are options that do not qualify as ISOs.

     Subject to the provisions of the 1995 Plan, the Administrator determines the term of each option, the number of shares subject to each option, and the time each option may be exercised. However, the term of an ISO may not exceed ten years from the date of grant.

     The Administrator also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. Under certain circumstances, the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant.

     If an optionee's employment or consulting relationship terminates for any reason other than death or disability, his or her options must generally be exercised within a period of not less than thirty (30) days and no more than three months following termination of employment with respect to ISOs and related SARs; and with respect to NSOs and related SARs, options should be exercised for a period not less than six (6) months and not longer than the expiration date.

     If termination of employment is due to the death of the disability of the optionee, options may be exercised for a period of not less than six (6) months nor more than one year following termination of employment with respect to ISOs or related SARs; and with respect to NSOs and related SARs, options should be exercised for a period not less than six (6) months and not longer than the expiration date. However, if the disability does not qualify as a "disability" as defined in Section 22(e)(3) of the Code, the ISO shall automatically be treated as an NSO three (3) months and one day following such termination. In no event shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and furthermore, a stock option or stock appreciation right may only be exercised after termination of employment or consultancy to the extent exercisable on the date of termination of employment or consultancy.

     The Committee determines how an optionee may pay the exercise price of an option. The 1995 Plan specifically states that the following are acceptable forms of consideration: cash, promissory note and certain other shares of Common Stock.


WHAT TERMS APPLY TO ALL OPTIONS?

     Written Agreements. Each stock option, stock appreciation right and
     ------------------
restricted stock award granted under the 1995 Plan are evidenced by a written agreement between the Company and the employee or consultant to whom a stock option, stock appreciation right and restricted stock award is granted.

     Rule 16b-3.    Awards granted to persons subject to Section 16 Insiders are
     ----------
subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

     Non-transferability of Options.  Subject to the discretion of the
     ------------------------------
Administrator, options granted under the 1995 Plan are generally non-transferable by the participant, other than by will or the laws of descent and distribution, and may generally be exercised during the lifetime of the participant only by him or her.

     Adjustment on Changes in Capitalization.  In the event any change, such as
     ---------------------------------------
a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the price of each option and in the number of shares subject to each option. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

     Effect of Dissolution or Liquidation of the Company.  In the event of a
     ---------------------------------------------------
proposed dissolution or liquidation of the Company, the Administrator shall notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, a stock option, restricted stock award, or stock appreciation right will terminate immediately prior to the consummation of such proposed action.

     Effect of Acquisition of the Company.  In the event of the merger of the
     ------------------------------------
Company with or into another corporation, or the sale of all or substantially all of the Company's assets, each outstanding option, restricted stock award, and stock appreciation right shall be assumed or an equivalent stock option, restricted stock award, and stock appreciation right substituted by the successor corporation (or a parent or subsidiary or such successor corporation). If the successor corporation refuses to assume or substitute for the outstanding options, restricted stock award, and stock appreciation right, then such options, restricted stock award, and stock appreciation right shall terminate as of the date of the closing of the merger.

     Amendment and Termination.  The Board may amend or discontinue the 1995
     -------------------------
Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding option, stock appreciation right and restricted stock without the consent of the holder. Unless sooner terminated, the 1995 Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter.


     ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

     Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Securities Exchange Act of 1934; (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION


     The following is a brief summary of the effect of U.S. federal income tax laws upon options granted under the 1995 Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.

     THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

     Incentive Stock Options.  No taxable income is recognized by the optionee
     -----------------------
upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     If an option designated as an ISO first becomes exercisable in any calendar year for shares whose aggregate fair market value exceeds $100,000, the exercise of such excess shares will be treated for income tax purposes as having been acquired by the optionee pursuant to an NSO. For purposes of this rule, (i) all ISOs granted by the Company to an optionee are aggregated, (ii) the fair market value of an option share is its value on the date of grant of the option, and
(iii) options are taken into account in the order in which they are granted.

     Alternative Minimum Tax.  The exercise of an ISO granted under the 1995
     -----------------------
Plan may subject the optionee to the alternative minimum tax ("AMT") under
Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. See "Nonstatutory Stock Options," below.
Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exercising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

     If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

     Nonstatutory Stock Options.  With respect to NSOs:  (i) no income is
     --------------------------
recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. The Company is entitled to a tax deduction in the same amount of ordinary income the optionee recognizes in connection with the exercise of an NSO. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.


          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1995 Plan.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-27241) and exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS



                         CONCENTRIC NETWORK CORPORATION

                        --------------------------------

                      AMENDED AND RESTATED 1996 STOCK PLAN

                        --------------------------------



     This Prospectus relates to shares of common stock (the "Common Stock") of Concentric Network Corporation (the "Company") offered to employees, directors and consultants of the Company pursuant to options granted under the Company's Amended and Restated 1996 Stock Plan (the "1996 Plan"). The terms and conditions of grants made pursuant to the 1996 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the 1996 Plan and the agreements thereunder.

                          ---------------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                          ---------------------------


     The Company's executive offices are located at 10590 North Tantau Avenue, Cupertino, California, 95014, and its telephone number at that location is (408) 342-2800.



             The date of this Prospectus is Friday, August 8, 1997
             -----------------------------------------------------

  This Prospectus contains information concerning the Company and the 1996 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the 1996 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1996 Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the 1996 Plan and its Administrator should be directed to the Chief Financial Officer, Concentric Network Corporation, 10590 North Tantau Avenue, Cupertino, CA 95014. The company's telephone number is (408) 342-2800.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1996 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                         CONCENTRIC NETWORK CORPORATION

                      AMENDED AND RESTATED 1996 STOCK PLAN



WHAT IS THE AMENDED AND RESTATED 1996 STOCK PLAN?

     The 1996 Plan was initially approved by the Board of Directors (the "Board") in December 1996. It was amended and restated and approved by the Board and Shareholders in 1997.

     The 1996 Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1996 Plan will expire by its own terms in the year 2007, unless terminated sooner by the Board of the Company.


HOW MANY SHARES OF STOCK ARE RESERVED FOR ISSUANCE UNDER THE 1996 PLAN?

     The Company has reserved a total of up to 1,100,000 shares of Common Stock for issuance under the 1996 Plan.


WHO ADMINISTERS THE 1996 PLAN?

     The 1996 Plan is administered by the Committee (the "Administrator") appointed by the Board, which committee shall be constituted to comply with Applicable Laws.

     The Administrator has final authority to interpret any provision of the 1996 Plan or any grant made under the 1996 Plan.


WHO IS ELIGIBLE TO PARTICIPATE IN THE 1996 PLAN?

     Employees, directors and consultants are eligible to receive nonstatutory stock options ("NSOs") and stock purchase rights ("Rights").

     Only employees of the Company, or any parent or subsidiary of the Company, are eligible to receive incentive stock options ("ISOs").

WHO SELECTS THE EMPLOYEES, DIRECTORS AND CONSULTANTS WHO RECEIVE GRANTS?

     The Administrator selects the employees, directors and consultants ("Service Providers") who receive options under the 1996 Plan.


WHAT TYPES OF GRANTS ARE PERMITTED UNDER THE 1996 PLAN?

     The 1996 Plan permits the Company to grant Incentive Stock Options, Nonstatutory Stock Options, and Stock Purchase Rights. These grants are described below. The "Tax Information" section summarizes the tax treatment of each of these grants.


WHAT IS A STOCK OPTION?

     An option is a right to buy stock in the future at a predetermined price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended ( the "Code"). NSOs are options that do not qualify as ISOs.

     Subject to the provisions of the 1996 Plan, the Administrator determines the term of each option, the number of shares subject to each option, and the time each option may be exercised. However, the term of an ISO may not exceed ten years from the date of grant.

     The Administrator also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. Under certain circumstances, the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant.

     If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least 30 days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). To the extent that the Optionee is not entitled to exercise the Option on the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the 1996 Plan.

     If an Optionee ceases to be a Service Provider as a result of Optionee's disability, the Optionee may within 12 months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise an Option to the extent otherwise entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the 1996 Plan.

    If an Optionee dies while a Service Provider, the Option may be exercised at any time within 12 months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the 1996 Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the 1996 Plan.

     The Administrator determines how an optionee may pay the exercise price of an option. The 1996 Plan specifically states that the following are acceptable forms of consideration: (1) cash, (2) check, (3) promissory note, (4) certain other shares of Common Stock (x) which in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the 1996 Plan, or (6) any combination of the foregoing methods of payment.


WHAT TERMS APPLY TO ALL OPTIONS?

     Written Agreements.  Options granted under the 1996 Plan are evidenced by a
     ------------------
written agreement between the Company and the employee, director or consultant to whom the option is granted.

     Rule 16b-3.    Awards granted to persons subject to Section 16 Insiders are
     ----------
subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

     Non-transferability of Options.  Subject to the discretion of the
     ------------------------------
Administrator, options granted under the 1996 Plan are generally non-transferable by the participant, other than by will or the laws of descent and distribution, and may generally be exercised during the lifetime of the participant only by him or her.

     Adjustment on Changes in Capitalization.  In the event any change, such as
     ---------------------------------------
a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock an appropriate adjustment will be made in the price of each option and in the number of shares subject to each option.

     Effect of Dissolution or Liquidation of the Company.  In the event of a
     ---------------------------------------------------
proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least 15 days prior to the proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed

     Effect of Acquisition of the Company.  In the event of the merger of the
     ------------------------------------
Company with or into another corporation, or the sale of all or substantially all of the Company's assets, each outstanding Option or Stock Purchase shall be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If the successor corporation refuses to assume or substitute for the outstanding Option or Stock Purchase, such options will become vested and exercisable as to all shares subject to the Option or Stock Purchase. To the extent that the Optionee is not entitled to exercise the Option on the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the option shall terminate and the shares covered by such Option shall revert to the 1996 Plan.

     Amendment and Termination.  The Board may amend, alter, suspend or
     -------------------------
discontinue the 1996 Plan at any time. No amendment, alteration, suspension or discontinuation may adversely affect any outstanding option without the consent of the holder. To the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company must obtain shareholder approval of certain amendments to the 1996 Plan in the manner and to the degree required by such laws and regulations.


ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

   Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION


     The following is a brief summary of the effect of U.S. federal income tax laws upon options granted under the 1996 Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.

     THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

     Incentive Stock Options.  No taxable income is recognized by the optionee
     -----------------------
upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     If an option designated as an ISO first becomes exercisable in any calendar year for shares whose aggregate fair market value exceeds $100,000, the exercise of such excess shares will be treated for income tax purposes as having been acquired by the optionee pursuant to an NSO. For purposes of this rule, (i) all ISOs granted by the Company to an optionee are aggregated, (ii) the fair market value of an option share is its value on the date of grant of the option, and
(iii) options are taken into account in the order in which they are granted.

     Alternative Minimum Tax.  The exercise of an ISO granted under the 1996
     -----------------------
Plan may subject the optionee to the alternative minimum tax ("AMT") under
Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. See "Nonstatutory Stock Options," below.
Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exercising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

       If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

     Nonstatutory Stock Options.  With respect to NSOs:  (i) no income is
     --------------------------
recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. The Company is entitled to a tax deduction in the same amount of ordinary income the optionee recognizes in connection with the exercise of an NSO. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.


          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1996 Plan.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-27241) and exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS



                         CONCENTRIC NETWORK CORPORATION

                             ---------------------

                                1997 STOCK PLAN

                             ---------------------


     This Prospectus relates to shares of common stock (the "Common Stock") of Concentric Network Corporation (the "Company") offered to employees, directors and consultants of the Company pursuant to options granted under the Company's 1997 Stock Plan (the "1997 Plan"). The terms and conditions of grants made pursuant to the 1997 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the 1997 Plan and the agreements thereunder.

                             ---------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                             ---------------------


     The Company's executive offices are located at 10590 North Tantau Avenue, Cupertino, California, 95014, and its telephone number at that location is (408) 342-2800.



            The date of this Prospectus is Friday, August 8, 1997.
            -----------------------------------------------------

     This Prospectus contains information concerning the Company and the 1997 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the 1997 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1997 Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the 1997 Plan and its Administrator should be directed to the Chief Financial Officer, Concentric Network Corporation, 10590 North Tantau Avenue, Cupertino, CA 95014. The company's telephone is (408) 342-2800.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1997 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                         CONCENTRIC NETWORK CORPORATION

                                1997 STOCK PLAN


WHAT IS THE 1997 STOCK PLAN?

     The 1997 Plan was adopted and approved by the Board of Directors (the "Board") in 1997 to enable employees, directors and consultants of the Company or any parent or subsidiary to own stock in the Company and to take advantage of the tax benefits allowed by the Internal Revenue Code to employer stock option plans.

     The 1997 Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. The 1997 Plan will expire by its own terms in the year 2007, unless terminated sooner by the Board of the Company.


HOW MANY SHARES OF STOCK ARE RESERVED FOR ISSUANCE UNDER THE 1997 PLAN?

     The Company has reserved a total 1,500,000 shares of Common Stock for issuance under the 1997 Plan.


WHO ADMINISTERS THE 1997 PLAN?

     The 1997 Plan is administered by a Committee or the Board ( the "Administrator) appointed by the Board In the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has final authority to interpret any provision of the 1997 Plan or any grant made under the 1997 Plan.


WHO IS ELIGIBLE TO PARTICIPATE IN THE 1997 PLAN?

     Employees, directors and consultants of the Company, or any parent or subsidiary of the Company, are eligible to receive Nonstatutory Stock Options ("NSOs") and Stock Purchase Rights ("Rights").

     Only employees of the Company, or any parent or subsidiary of the Company, are eligible to receive incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").


WHO SELECTS THE EMPLOYEES, DIRECTORS AND CONSULTANTS WHO RECEIVE GRANTS?

     The Administrator selects the employees, directors and consultants who receive options under the 1997 Plan.


WHAT TYPES OF GRANTS ARE PERMITTED UNDER THE 1997 PLAN?

     The 1997 Plan permits the Company to grant ISOs, NSOs, and Rights. These grants are described below. The "Tax Information" section summarizes the tax treatment of each of these grants.


WHAT IS A STOCK OPTION?

     An option is a right to buy stock in the future at a predetermined price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended ( the "Code"). NSOs are options that do not qualify as ISOs.

     Subject to the provisions of the 1997 Plan, the Administrator determines the term of each option, the number of shares subject to each option, and the time each option may be exercised. However, the term of an ISO may not exceed ten years from the date of grant.

     The Administrator also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. Under certain circumstances, the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant.

     If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the 1997 Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the 1997 Plan.

     If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the 1997 Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the 1997 Plan.

     If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the 1997 Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the 1997 Plan.

     The Administrator determines how an optionee may pay the exercise price of an option. The 1997 Plan specifically states that the following are acceptable forms of consideration: (1) cash, (2) check, (3) promissory note, (4) other shares that (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the 1997 Plan, (6) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, (7) any combination of the foregoing methods of payment, or (8) other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.


WHAT TERMS APPLY TO ALL OPTIONS?

     Written Agreements.  Options granted under the 1997 Plan are evidenced by a
     ------------------
written agreement between the Company and the employee, director or consultant to whom the option is granted.

     Rule 16b-3.    Awards granted to persons subject to Section 16 Insiders are
     ----------
subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

     Non-transferability of Options.  Options granted under the 1997 Plan are
     ------------------------------
generally non-transferable by the participant, other than by will or the laws of descent and distribution, and may generally be exercised during the lifetime of the participant only by him or her.

     Adjustment and Changes in Capitalization. Subject to any required action by
     ----------------------------------------
the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock that have been authorized for issuance under the 1997 Plan but as to which no Options or Stock Purchase Rights have yet been granted or that have been returned to the 1997 Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     Effect of Dissolution or Liquidation of the Company.  In the event of the
     ---------------------------------------------------
proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     Effect of Acquisition of the Company.   In the event of a merger of the
     ------------------------------------
Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     Amendment and Termination.  The Board may amend, alter, suspend or
     -------------------------
discontinue the 1997 Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding option without the consent of the holder. To the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation), the Company must obtain shareholder approval of certain amendments to the 1997 Plan in the manner and to the degree required by such laws and regulations.


ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

   Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION


     The following is a brief summary of the effect of U.S. federal income tax laws upon options granted under the 1997 Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.


     THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

     Incentive Stock Options.  No taxable income is recognized by the optionee
     -----------------------
upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be treated as a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     If an option designated as an ISO first becomes exercisable in any calendar year for shares whose aggregate fair market value exceeds $100,000, the exercise of such excess shares will be treated for income tax purposes as having been acquired by the optionee pursuant to an NSO. For purposes of this rule, (i) all ISOs granted by the Company to an optionee are aggregated, (ii) the fair market value of an option share is its value on the date of grant of the option, and
(iii) options are taken into account in the order in which they are granted.

     Alternative Minimum Tax.  The exercise of an ISO granted under the 1997
     -----------------------
Plan may subject the optionee to the alternative minimum tax ("AMT") under
Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. See "Nonstatutory Stock Options," below.
Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exercising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

       If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

     Nonstatutory Stock Options.  With respect to NSOs:  (i) no income is
     --------------------------
recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. The Company is entitled to a tax deduction in the same amount of ordinary income the optionee recognizes in connection with the exercise of an NSO. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.


          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1997 Plan.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-27241) and exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS



                         CONCENTRIC NETWORK CORPORATION

                               ----------------

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                               ----------------



     This Prospectus relates to shares of common stock (the "Common Stock") of Concentric Network Corporation (the "Company") offered to employees, directors and consultants of the Company pursuant to options granted under the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The terms and conditions of grants made pursuant to the Purchase Plan, including the prices of the shares of Common Stock, are governed by the provisions of the Purchase Plan and the agreements thereunder.

                               ----------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                               ----------------


     The Company's executive offices are located at 10590 North Tantau Avenue, Cupertino, California, 95014, and its telephone number at that location is (408) 342-2800.



             The date of this Prospectus is Friday, August 8, 1997
             -----------------------------------------------------

     This Prospectus contains information concerning the Company and the Purchase Plan but does not contain all the information set forth in the Registration Statement on Form S-8 for the Purchase Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http:\\www.sec.gov.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the Purchase Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Shareholders, proxy statement and other communications distributed to its shareholders generally. Requests for such copies and requests for additional information about the Purchase Plan and its Administrator should be directed to the Chief Financial Officer, Concentric Network Corporation, 10590 North Tantau Avenue, Cupertino, CA 95014. The Company's telephone number is (408) 342-2800.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the Purchase Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                         QUESTIONS AND ANSWERS ABOUT

                        CONCENTRIC NETWORK CORPORATION

                       1997 EMPLOYEE STOCK PURCHASE PLAN


WHAT IS THE 1997 EMPLOYEE STOCK PURCHASE PLAN?

     The Concentric Network Corporation 1997 Employee Stock Purchase Plan provides you with the opportunity to acquire shares of Common Stock from the Company at a discounted price through payroll deductions.

     The Purchase Plan allows you to:

          .    Invest up to 10% of your compensation through payroll deductions.

          . Purchase Concentric Network Corporation Common Stock at a discount of at least 15%.

     The Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Purchase Plan will continue in effect until 2006, unless terminated sooner by the Board of Directors. A total of 500,000 shares is presently reserved for issuance under the Purchase Plan. The shares may be authorized but unissued or reacquired Common Stock.


HOW DOES THE PURCHASE PLAN WORK?

     The Purchase Plan has consecutive, overlapping, two-year offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start with the first trading day on or after February 15 and August 15 of each year. An eligible employee of the Company participating in the Purchase Plan is granted a right pursuant to the Purchase Plan, and may authorize payroll deductions of up to 10% of his or her "compensation," as defined below. The amounts deducted are accumulated and, at the end of each purchase period, applied to purchase shares of Common Stock. The purchase price will be 15% less than the fair market value on either the first day of the offering period or the last day of the purchase period, whichever is lower.

     When the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period after purchase. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods.

     The Purchase Plan includes provisions for changes in payroll deductions, withdrawal from participation and the effect of termination of employment.


WHO IS ELIGIBLE?

     You are eligible to participate in the Purchase Plan if, at the beginning of an offering period, you are a regular employee of the Company scheduled to work at least twenty hours per week and more than five months in any calendar year.

     However, you may not participate in the Purchase Plan if immediately after the first day of an offering period (an "offering date"), you own five percent (5%) or more of the outstanding stock of the Company. In addition, your right to buy the Company's Common Stock under the Purchase Plan may not accrue at a rate exceeding $25,000 of the fair market value of such shares (determined on the first day of the offering period) per calendar year.


HOW DO I ENROLL?

     You may enroll in the Purchase Plan by completing a subscription agreement and submitting it to the Company's payroll office prior to the applicable enrollment date. Your subscription agreement will remain in effect for successive offering periods until it is revised or revoked by you.


IF I DECIDE NOT TO ENROLL RIGHT NOW, WILL I HAVE ANOTHER OPPORTUNITY?

     Yes. You may enroll before any subsequent offering period during which the Purchase Plan is in effect. However, you may not enroll in an offering period after the enrollment date has passed.


HOW MUCH MAY I CONTRIBUTE?

     You may contribute through payroll deduction up to 10% of your "compensation." For this purpose, compensation means your cash pay, including salary, wages, commission and bonuses, but does not include any imputed income or income arising from the exercise or disposition of equity compensation.

     Once you have authorized the contributions, they will be deducted from your paycheck each pay period and held in an account in your name until the completion of the purchase period.

MAY I MAKE A CASH CONTRIBUTION TO THE PURCHASE PLAN IN ADDITION TO MY PAYROLL DEDUCTION?

     No.


DO I AUTOMATICALLY OWN A SHARE OF THE COMPANY'S COMMON STOCK AS SOON AS ITS COST HAS BEEN DEDUCTED FROM MY COMPENSATION?

     No. The stock is actually bought only twice a year, on the last trading day of each purchase period. You must be employed by the Company on the last trading day of each purchase period for the stock to be purchased for you.


WHAT PRICE WILL I PAY?

     The purchase price will be 85% of the fair market value on the first day of the offering period or last trading day of the purchase period, whichever is
                                                                ------------
lower.
-----

     The fair market value is determined by the Board of Directors as provided in the Purchase Plan, but generally is the closing sale price of the Common Stock on the applicable date.


HOW MANY SHARES CAN I BUY?

     The maximum number of shares you may purchase during a single purchase period is 25,000 shares. If your contributions exceed the amount necessary to purchase this maximum number of shares, these excess contributions will be returned to you promptly after the end of the applicable purchase period.

     Within this limit, the number of shares purchased depends on the fair market value of the Company's Common Stock on the first day of the offering period and last trading day of the purchase period and the total amount of your contributions by the end of the purchase period. On the last day of the purchase period, your accumulated contributions will be used to purchase whole shares at the purchase price.

     You can not buy a fraction of a share. Any cash remaining to buy less than a whole share will automatically be rolled over into the next purchase period.

     Example: If the market price on the applicable date is $10.00, then 85% of that price is $8.50. If your payroll deductions for the purchase period amount to $300.00, you would be able to purchase 35 shares (300 divided by 8.50). The balance of $2.50 would be held in your account for the next purchase period.

     There is also a limit on the number of shares available under the Purchase Plan. If this limit is reached, the available shares will be allocated on a pro rata basis.


MAY I BEGIN PARTICIPATING IN THE MIDDLE OF AN OFFERING PERIOD?

     No. To participate in an offering period, you must enroll prior to the first day of that offering period.


MAY I INCREASE OR DECREASE MY PAYROLL DEDUCTIONS DURING AN OFFERING PERIOD?

     Yes. You may increase or decrease your rate of payroll deductions during an offering period by submitting a new subscription agreement. However, the number of times you change your participation rate may be limited by the Company.


MAY I WITHDRAW FROM THE PURCHASE PLAN AT ANY TIME?

     Yes. If you find it necessary to withdraw from the Purchase Plan, simply complete the 1997 Employee Stock Purchase Plan Notice of Withdrawal Form and send it to Peter Bergeron prior to the last day of a purchase period. Your payroll deductions will stop, and you will be issued a check for the balance in your account within a reasonable time period. If you do withdraw from the Purchase Plan, you cannot rejoin until the next offering period.


WHAT HAPPENS TO THE SHARES PURCHASED?

     As promptly as practicable after the close of each purchase period, the shares you purchased will be delivered to a brokerage account designated by the Company and kept in such account pursuant to a participation agreement between you and the Company or the broker and subject to the conditions described therein, which may include a requirement that shares be held and not sold for certain time periods, or the Company may establish some other means for you to receive ownership of your shares.


WHAT RECORDS WILL I RECEIVE REGARDING MY ACCOUNT?

     You will receive a statement of your account at least once a year. The statement will summarize your total contribution, per share purchase price, the number of shares purchased and any remaining cash balance.

DO I RECEIVE INTEREST ON MY PAYROLL DEDUCTIONS?

     No.


WHAT HAPPENS IF I GO ON A LEAVE OF ABSENCE OR ON LONG-TERM DISABILITY?

     If at any time you cease to be actively employed by the Company or a designated subsidiary for a period of more than 90 days, then unless your re-employment is guaranteed by contract or statute, you will be withdrawn from the Purchase Plan and the payroll deductions accumulated in your account will be returned to you unless your right to employment is guaranteed by contract or statute. You may rejoin the Purchase Plan upon your return to eligible status by filing a new subscription agreement through the normal enrollment process.


HOW IS THE PURCHASE PLAN ADMINISTERED?

     The Purchase Plan is administered, at the Company's expense, by the Board of Directors of the Company or a committee appointed by the Board of Directors. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

     Members of the Board of Directors are elected by the shareholders for terms of approximately one year and may be removed from office upon a sufficient vote of shareholders. Members of the Board of Directors or committee receive no additional compensation for administering the plans.


HOW DOES THE COMPANY USE THE FUNDS FROM THE PURCHASE PLAN?

     All funds held by the Company under the Purchase Plan may be used by the Company for any corporate purpose. Funds received by the Company for the purchase of shares under the Purchase Plan will be added to the Company's general funds and used for working capital purposes.


WHAT HAPPENS IF THERE IS A STOCK SPLIT, STOCK DIVIDEND, OR OTHER CHANGE AFFECTING THE COMPANY'S COMMON STOCK?

     The number of shares reserved under the Purchase Plan will be increased proportionately in the event of a stock split or stock dividend. In the event of any other change affecting the Company's Common Stock, the Board of Directors of the Company will make the necessary adjustments.

WHAT HAPPENS IF THE COMPANY IS DISSOLVED OR LIQUIDATED?

     The current offering periods will be shortened and a new exercise date will be set, unless provided otherwise by the Board of Directors.


WHAT HAPPENS IF THE COMPANY IS ACQUIRED OR SOLD?

     Unless the merger or reorganization agreement provides otherwise, the current offering periods will be shortened and a new exercise date, prior to the consummation of the transaction, will be set.


CAN THE PURCHASE PLAN BE AMENDED?

     Yes, the Board of Directors of the Company may amend the Purchase Plan, except that certain amendments require shareholder approval.


CAN MY RIGHTS TO PURCHASE STOCK WITH PAYROLL DEDUCTIONS BE ASSIGNED TO ANYONE ELSE?

     No.


WHAT RESTRICTIONS MIGHT APPLY TO THE RESALE OF THE SHARES I ACQUIRE?

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined Rule 144(a) of the Securities Act. Common Stock acquired under the Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to the volume limitations of Rule 144 or another exemption from the registration requirements of the Securities Act. Such reoffers or resales may not be made in reliance on the Registration Statement filed in connection with the shares of Common Stock issued as described in this Purchase Plan summary.

                 EMPLOYEE STOCK PURCHASE PLAN TAX IMPLICATIONS


     The discussion below summarizes the federal income tax consequences of the grant and exercise of a stock option under an employee stock purchase plan, as defined in Section 423 of the Code. It also summarizes the tax consequences of the subsequent sale or other disposition of shares acquired under such options. This summary is not intended to be exhaustive and may not cover all tax aspects of every situation.


First Day of the Offering Period
--------------------------------

     You are not taxed when you are granted a right at the beginning of the offering period.


Date of Purchase of Stock
-------------------------

     You are not taxed when shares are purchased for you at the end of the purchase period, even though your purchase price will be the lower of 85% of the fair market value on the first day of the offering period or last day of the purchase period.


Date of  Sale of Shares
-----------------------

     If you sell your shares two years or more after the beginning of the
            ----
offering period and one year or more after the date of purchase (the "Statutory Holding Periods"):

     I. At the time you sell the shares, any gain up to 15% of the market value of the shares at the beginning of the offering period is taxable as ordinary income, and any further gain is taxable as long-term capital gain.

     2. Any loss is treated as long-term capital loss, and there will be no ordinary income.

     If you sell your shares before the end of the Statutory Holding Periods:

     II. At the time you sell the shares, the difference between your purchase price and the fair market value of the shares on the date of purchase is taxable as ordinary income.

     III. The difference between the amount you receive on the sale of the shares and the fair market value of the shares on the date of purchase is taxable as capital gain or loss.

Tax Deduction by Company
------------------------

     If you sell your shares before the end of the Statutory Holding Periods, the Company is entitled to a tax deduction corresponding to the ordinary income you recognize under the rules discussed above. For this reason, when you sell any shares you purchase under the Purchase Plan, you must notify the Company in writing within 30 days of the sale. At any time, the Company may, but will not be obligated to, withhold from your compensation the amount necessary for the Company to meet applicable withholding obligations.


Disposition Other than Sale
---------------------------

     If you give away or otherwise dispose of your shares before the end of the Statutory Holding Periods, the difference between your purchase price for the shares and their fair market value on the date of purchase is taxable to you as
                                                                         ---
ordinary income. If you give away or otherwise dispose of the shares after the Statutory Holding Periods have elapsed, an amount equal up to 15% of the market value of the shares at the beginning of the offering period is taxable to you as ordinary income.


Tax Consultation
----------------

     SINCE TAX IMPLICATIONS OF THE PURCHASE PLAN CAN BE COMPLEX, WE SUGGEST THAT YOU CONTACT YOUR TAX ADVISOR WITH QUESTIONS SPECIFIC TO YOUR SITUATION.

          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     All Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the Purchase Plan.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Registration Statement on Form S-1 (File No. 333-27241) and exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

                        CONCENTRIC NETWORK CORPORATION.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

  There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Concentric Network Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"):

  1. The Company's Registration Statement on Form S-1 (File No. 333-27241) and exhibits thereto filed under the Securities Act of 1933, as amended, in the form declared effective on July 31, 1997.

  2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A12G (File No. 000-22575) as filed with the Commission on July 25, 1997 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

  3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

  Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

  Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

  See Item 14 Part II of the Company's Final Prospectus as filed on the Registration Statement on Form S-1 (File No. 333-27241), in the form declared effective on July 31, 1997.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

  Not applicable.

Item 8. Exhibits.
        --------




Exhibit                Description
Number

    4.1    Incentive Stock Option Plan.

    4.2*   1995  Stock Incentive Plan for Employees and Consultants.

    4.3    Form of Option Agreement.

    4.4*   Amended and Restated 1996 Stock Plan.

    4.5**  1997 Stock Plan.

    4.6**  1997 Employee Stock Purchase Plan.

    5.1    Opinion of Counsel as to legality of securities being registered.

   23.1    Consent of Ernst & Young, L.L.P., Independent Auditors.

   23.2    Consent of Counsel (contained in Exhibit 5.1).

   24.1    Power of Attorney (see page II-4).

---------------------------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333-27241), as filed on May 16, 1997.

** Incorporated by reference to exhibits filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-27241), as filed on June 23, 1997.

Item 9. Undertakings.

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the items described in Item 6 of
Part II of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Concentric Network Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 8th day of August 1997.


                                    CONCENTRIC NETWORK CORPORATION

                                    By:     /s/HENRY R. NOTHHAFT
                                         -----------------------------
                                         Henry R. Nothhaft
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Nothhaft and Michael F. Anthofer and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                       Title                      Date
---------------------------     -------------------------------------  -----------------
    /s/ HENRY R. NOTHHAFT       President and Chief Executive Officer     August 8, 1997
---------------------------     (Principal Executive Officer), Director
Henry R. Nothhaft

    /s/ MICHAEL F. ANTHOFER     Chief Financial Officer (Principal        August 8, 1997
---------------------------     Financial and Accounting Officer)
Michael F. Anthofer

    /s/ TERENCE M. O'TOOLE      Director                                  August 8, 1997
---------------------------
Terence M. O'Toole

    /s/ VINOD KHOSLA            Director                                  August 8, 1997
---------------------------
Vinod Khosla


                                  Director
---------------------------
Franco Regis

                                  Director
---------------------------
Louis P. Bender III

/s/ GARY E. RIESCHEL              Director                                 August 8, 1997
---------------------------
Gary E. Rieschel

    /s/ ROBERT W. DOEDE           Director                                 August 8, 1997
---------------------------
Robert W. Doede


                         CONCENTRIC NETWORK CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS
                               -----------------



Exhibit                                 Description
 Number

    4.1   Incentive Stock Option Plan.

    4.2*  1995 Stock Incentive Plan for Employees and Consultants.

    4.3   Form of Option Agreement.

    4.4*  Amended and Restated 1996 Stock Plan.

    4.5** 1997 Stock Plan.

    4.6** 1997 Employee Stock Purchase Plan.

    5.1   Opinion of Counsel as to legality of securities being registered.

   23.1   Consent of Ernst & Young, L.L.P., Independent Auditors.

   23.2   Consent of Counsel (contained in Exhibit 5.1).

   24.1   Power of Attorney (see page II-4).
-----------------------------

* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (File No. 333- 27241), as filed on May 16, 1997.

** Incorporated by reference to exhibits filed with the Company's Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-27241), as filed on June 23, 1997.